                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                AMENDMENT NO. 3

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 1997 (May 10,
                                                   1996)





                              COMFORCE Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                                    Delaware
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




         1-6081                                        36-23262248
 ----------------------                      ---------------------------------
 Commission File Number                      I.R.S. Employer Identification No.






 2001 Marcus Avenue, Lake Success, NY                            11042
 --------------------------------------                        --------
 Address of principal executive offices                        Zip Code

 Registrant's telephone number, including area code:   (516) 352-3200

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

                  As reported in the Company's Form 8-K dated May 23, 1996, on May 10, 1996, the Company, through its subsidiary, COMFORCE Technical Services, Inc., purchased, pursuant to the Stock Purchase Agreement with Project Staffing Support Team, Inc. and Raphael and Stanley Rashkin, the Asset Purchase Agreement with RRA, Inc. and Raphael and Stanley Rashkin, and the Asset Purchase Agreement with DataTech Technical Services, Inc. and Raphael and Stanley Rashkin, respectively, all of the stock of Project Staffing Support Team, Inc. and substantially all of the assets of RRA, Inc. and Datatech Technical Services, Inc.


                  The Registrant hereby files this Form 8-K/A, Amendment No. 3 to its Form 8-K dated May 23, 1996, as amended by Form 8-K/A, Amendment No. 2 filed September 25, 1996 and Form 8-K/A, Amendment No. 1 filed June 3, 1996, to amend the financial statements included under paragraph (a) of this Item 7.

                  (a)      Financial Statements of Business Acquired
                           -----------------------------------------

                           Combined balance sheets of RRA, Inc. and Affiliates, Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of May 10, 1996 and for the period January 1, 1996 through May 10, 1996, and the related combined statements of income, changes in shareholder's equity, and cash flows for the years then ended.

                           Combined balance sheets of RRA, Inc. and Affiliates, Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1994 and 1995, and the related combined statements of income, changes in shareholder's equity, and cash flows for each of the three years for the period ended December 31, 1995

                  (b)      Pro Forma Financial Information
                           -------------------------------

                           Pro forma Consolidated Balance Sheet as of March 31, 1996 (Unaudited).

                           Pro forma Consolidated Statement of Operations for the three months ended March 31, 1996 (Unaudited).

                           Pro forma Consolidated Statement of Operations for the year ended December 31, 1995 (Unaudited).

                                   RRA, INC.

                     DATATECH TECHNICAL SERVICES, INC. AND

                      PROJECT STAFFING SUPPORT TEAM, INC.

                         COMBINED FINANCIAL STATEMENTS

                     AS OF MAY 10, 1996 AND FOR THE PERIOD

                      JANUARY 1, 1996 THROUGH MAY 10, 1996

Report of Independent Accountants

To the Shareholders of RRA, Inc., Datatech Technical Services, Inc. and Project Staffing Support Team, Inc.:


We have audited the accompanying combined balance sheet of RRA, Inc., Datatech Technical Services, Inc. and Project Staffing Support Team, Inc. (the "Companies") as of May 10, 1996, and the related combined statements of income, changes in shareholders' equity, and cash flows for the period January 1, 1996 through May 10, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of RRA, Inc., Datatech Technical Services, Inc. and Project Staffing Support Team, Inc. as of May 10, 1996, and the combined results of their operations and their cash flows for the period January 1, 1996 through May 10, 1996, in conformity with generally accepted accounting principles.

                                                 /s/ Coopers & Lybrand L.L.P.

Melville, New York
October 28, 1996.

RRA, Inc., Datatech Technical Services, Inc. and
Project Staffing Support Team, Inc.
Combined Balance Sheet
as of May 10, 1996


                            ASSETS:
     Current assets:
       Accounts receivable - trade                                            5,698,118
       Notes receivable from related parties                                    443,801
       Account receivable - related party                                        14,000
       Other receivables                                                         38,812
       Prepaid expenses and other current assets                                 99,923
                                                                         --------------
            Total current assets                                              6,294,654

       Fixed assets, net                                                        259,779
       Long-term note receivables from related parties                           10,124
       Other assets                                                              14,960
                                                                         --------------
            Total assets                                                 $    6,579,517
                                                                         ==============

       LIABILITIES AND SHAREHOLDERS' EQUITY:
     Current liabilities:
        Cash overdraft                                                    $      342,866
        Accounts payable                                                          44,238
        Note payable - bank                                                      575,000
        Accrued payroll and benefits                                           1,533,732
        Accrued expenses                                                         594,534
        Accrued pension                                                        1,149,648
        Note payable - related party                                              22,966
                                                                          --------------
             Total current liabilities                                         4,262,984
                                                                          --------------

    Shareholders' equity:
        Common stock                                                              19,560
        Additional paid-in capital                                               415,631
        Retained earnings                                                      1,881,342
                                                                          --------------
             Total shareholders' equity                                        2,316,533
                                                                          --------------

             Total liabilities and shareholders' equity                   $    6,579,517
                                                                          ==============

The accompanying notes are an integral part of the financial statements.

RRA, Inc., Datatech Technical Services, Inc. and
Project Staffing Support Team, Inc.
Combined Statement of Income
for the period January 1, 1996 through May 10, 1996

Revenue:

  Sales                                                      $    22,085,811
  Other revenue                                                      713,611
                                                             ---------------
       Total revenue                                              22,799,422

Expenses:
  Employee payroll and benefits                                   20,958,947
  General and administrative                                       1,174,592
  Depreciation and amortization                                       34,431
  Legal settlement                                                   200,000
                                                             ---------------
                                                                  22,367,970
                                                             ---------------

       Operating income                                              431,452

       Interest expense                                               34,310
                                                             ---------------

       Net income                                            $       397,142
                                                             ===============



The accompanying notes are an integral part of the financial statements.

RRA, Inc., Datatech Technical Services, Inc. and
Project Staffing Support Team, Inc.
Combined Statement of Changes in Shareholders' Equity for the period January 1, 1996 through May 10, 1996

                                                     Additional
                                       Common         Paid-in         Retained
                                        Stock         Capital         Earnings             Total
Balance, December 31, 1995         $    19,560    $    415,631    $    1,928,460       $     2,363,651

Distributions to shareholders                                           (444,260)             (444,260)

Net income for the period
  January 1, 1996
  through May 10, 1996                                                   397,142               397,142
                                   -----------    ------------    --------------       ---------------
Balance, May 10, 1996              $    19,560    $    415,631    $    1,881,342       $     2,316,533
                                   ===========    ============    ==============       ===============

The accompanying notes are an integral part of the financial statements.

RRA, Inc., Datatech Technical Services, Inc. and
Project Staffing Support Team, Inc.
Combined Statement of Cash Flows
for the period January 1, 1996 through  May 10, 1996

Cash flows from operating activities:
  Net income                                                 $     397,142
  Adjustments to reconcile net income to net cash
    provided from operating activities:
      Depreciation and amortization                                 34,431
      Changes in operating assets and liabilities:
         Increase in accounts receivable                          (405,339)
         Increase in other receivables                             (34,002)
         Increase in prepaid expenses and other assets             (45,780)
         Decrease in accounts payable                               (4,820)
         Increase in accrued payroll and benefits                  595,167
         Increase in accrued pension                               429,648
         Increase in accrued expenses                              366,910
                                                            --------------
           Net cash provided by operating activities             1,333,357
                                                            --------------

Cash flows from investing activities:
Capital expenditures                                              (25,330)
Net receipts (advances) on related party loans                      3,458
                                                            ---------------
              Net cash used in investing activities               (21,872)
                                                            ---------------

Cash flows from financing activities:
  Bank overdraft                                                 (154,013)
  Net payments under line of credit agreements                   (645,000)
  Principal payments on notes payable                            (121,874)
  Distributions to shareholders                                  (444,260)
                                                            --------------
              Net cash used in financing activities            (1,365,147)
                                                            --------------

              Net decrease in cash                                (53,662)

Cash, January 1, 1996                                              53,662
                                                            -------------

Cash, May 10, 1996                                          $       -
                                                            =============

  Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                $      34,310
                                                            =============


The accompanying notes are an integral part of the financial statements.


RRA, Inc., Datatech Technical Services, Inc. and
Project Staffing Support Team, Inc.
Notes to Combined Financial Statements

1. Significant Accounting Policies:

   Business Organization

   RRA, Inc. ("RRA") was incorporated in 1964 under the laws of the State of New York. Datatech Technical Services, Inc. ("DTS") was incorporated in 1991 under the laws of the State of Arizona and commenced operations in 1992. Effective January 1, 1992, certain customer accounts and property and equipment of RRA were transferred to DTS in exchange for a downpayment of $25,000 and a note for $150,000. All intercompany transactions have been eliminated in combination. The Companies are under common management and control.

   Project Staffing Support Team, Inc. ("PSST") was incorporated under the laws of the State of Arizona and commenced operations in 1994. At inception, PSST was owned in equal shares by Ray Rashkin and Stanley Rashkin.

   Principles of Combination

   These combined financial statements include the accounts of RRA, DTS, and PSST (the "Companies"). All significant intercompany transactions and balances have been eliminated in combination.

   Nature of Business

   The Companies provide individuals primarily to large corporate customers that contract with various governmental entities throughout the United States. The employees are provided on a temporary or semi-permanent basis. The individuals are employees of the Companies. The Companies maintain offices in Arizona, New York, Connecticut, New Mexico, Missouri, Washington, South Carolina and California.

   Cash and Cash Equivalents

   The Company considers investments with a maturity of three months or less when purchased to be cash equivalents.

   Property and Equipment

   Property and equipment are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the lease term or the estimated useful lives of the assets.

   Income Taxes

   The Companies have elected under applicable sections of the Internal Revenue Code to be treated as "S" corporations for income tax purposes. Therefore, any income, loss and tax credits are reportable by the shareholders on their individual income tax returns. Certain states in which the Companies do business do not recognize the "S" corporation status or they impose minimum taxes which are included in administrative expenses in the accompanying combined statement of income.

   Management's Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that these estimates are adequate as of May 10, 1996, it is reasonably possible that actual results could differ from those estimates.

   Employee Benefit Plan

   The Companies maintain 401(k) plans and Section 125 cafeteria plans for the benefit of their employees. Employees elect to withhold specified amounts from their wages to contribute to the plans. The Companies have a fiduciary responsibility with respect to the plans.

   Estimated Health Self-Insurance Claims

   The Companies maintain a self-insurance plan for those employees who elect to participate. Under this plan, the Companies are responsible for paying claims up to $40,000 annually per individual. There are provisions for reinsurance in the plan. The financial statements include an estimate for claims to be paid under this policy.


2. Notes Receivable:

Notes receivable consists of the following:
  Note receivable - shareholder, due on demand
    with interest at 8%                                      $    217,332
  Note receivable - shareholder, due on demand
    with interest at 8%                                            11,819
  Promissory note - shareholder, due on demand
    with interest at 8%                                           214,650
  Promissory note from one employee; payable
    weekly with interest at 9.5%;
    note matures in June 2000; secured by automobile               10,124
                                                             ------------

      Total notes receivable ($443,801 current portion)      $    453,925
                                                             ============

3.  Property and Equipment:

    Property and equipment consists of the following:

     Property and equipment                                     $   486,350
     Leasehold improvements                                         132,803
                                                                -----------
                                                                    619,153
     Less accumulated depreciation                                 (359,374)
                                                                -----------
                                                                $   259,779
                                                                ===========

    Depreciation expense for the period ended May 10, 1996 was $29,485.


4.  Note Payable - Bank:

    Note payable-bank, consists of a revolving line of credit agreement which provides for borrowings up to the lesser of $4,000,000 or 80% of acceptable receivables as defined, with interest at prime plus .5%. The interest rate as of May 10, 1996 was 8.75%. The note is collateralized by accounts receivable, property and fixtures and inventory, and is personally guaranteed by the shareholders. The line of credit agreement contains certain restrictive covenants regarding the financial position of the Companies. On May 13, 1996, the revolving line of credit was paid in full.


5.  Note Payable - Related Party:

    Notes payable-related party, consists of the following:

     Uncollateralizeded note payable to an individual, due
       on demand with interest payable monthly at 11%           $    22,966
                                                                ===========

6.  Commitments:

    The following is a schedule by years of approximate future minimum rental payments on operating leases:



      Period ended
        May 12
         1997                                         $   77,193
         1998                                             64,801
         1999                                             62,521
         2000                                             22,500
         2001                                              -
                                                      ----------
                                                      $  227,015
                                                      ==========

    Total rent expense was $45,616 for the period ended May 10, 1996.

    The Companies are responsible for property taxes, insurance and maintenance on certain leases.

    The Companies currently lease their office facilities in Tempe, Arizona from one of the shareholders. The lease contains a five-year renewal option. The rent on this office was $19,710 in the period ended May 10, 1996.



7.  Concentration of Credit Risk:

    The Companies' trade accounts receivable as of May 10, 1996 consist primarily of amounts due from major companies requiring the use of technical specialists in the electronics, avionics, telecommunications and information technology business sectors. At May 10, 1996, the Companies had six customers with trade accounts receivable balances that aggregated 74% of the Companies' total accounts receivable. Percentages of total revenues from significant customers for the period from January 1, 1996 to May 10, 1996 are as follows:

      Customer 1                                    26%
      Customer 2                                    22%
      Customer 3                                    11%

    The Companies maintain cash in bank accounts which at times may exceed federally insured limits. The Companies have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on their cash balances. The Companies believe they mitigate such risk by investing cash through major financial institutions.

8.  Common Stock:

    Common stock consists of the following:

     Common stock, RRA, no par; authorized 200 shares;
      issued and outstanding 100 shares                           $   19,558


     Common stock, DTS, $.01 par; authorized 100 shares;
      issued and outstanding 100 shares                                    1


     Common stock, PSST, $.01 par; authorized 100 shares;
      issued and outstanding 100 shares (see below)                        1

                                                                  ----------
                                                                  $   19,560
                                                                  ==========

9.  Money Purchase Pension Plan:

    On June 1, 1993, the Company adopted a pension plan that contributes 10% to covered employees. This covered initially the Phoenix based administrative group. In December 1993, the plan was amended to include employees at Lawrence Livermore National Laboratory effective January 1, 1994. The administrative group was removed from the plan on January 1, 1995 and employees at Los Alamos were included as of May 1, 1995. The accrual as of May 10, 1996 was $1,149,648. Expense for the period ended May 10, 1996 was $429,648.

10. Litigation, Claims and Assessments:

    DTS complied with a client request to place a former client employee on the DTS payroll for the purpose of providing payrolling services. The individual was involved in an accident during his employment which resulted in the death of the individual, reported injuries to another individual, and damage to the client's property. A claim has been made against DTS on the theory that DTS is liable for the individual's alleged negligence in the accident.

    On September 30, 1996, DTS entered into a settlement agreement with its client whereby DTS has no further exposure in connection with the accident and will not be required to incur any additional costs. The settlement agreement provides that DTS shall pay the sum of $200,000 to its client in monthly installments of $30,000. The Company has recorded a liability of $200,000 as of May 10, 1996.

11. Subsequent Event:

    On May 10, 1996, the stock of PSST and substantially all of the assets of RRA and DTS were sold to Comforce Corporation for an aggregate purchase price of approximately $5,100,000 plus contingent payments payable over three years in an aggregate amount not to exceed $650,000.

    In September 1996, the Company received notice of litigation from a competitor who charged that the Company obtained and benefitted from a list of confidential data provided by a former employee of the competitor. The Company has denied such charges. Management and its legal counsel believe that the resolution of this matter will not result in a material adverse effect to the financial position of the Company or its operations.

                                   RRA, INC.
                     DATATECH TECHNICAL SERVICES, INC. AND
                      PROJECT STAFFING SUPPORT TEAM, INC.
                         Combined Financial Statements
                        as of December 31, 1995 and 1994
                         Together With Auditor's Report

To The Shareholders
RRA, Inc., Datatech Technical Services, Inc.
 and Project Staffing Support Team, Inc.



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying combined balance sheets of RRA, Inc., Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1995 and 1994, and the related combined statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRA, Inc., Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1995 and 1994, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The information included in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                 /s/ Alexander & Devoley P.C.

Phoenix, Arizona
February 1, 1996

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                             COMBINED BALANCE SHEET

                 For the Years Ended December 31, 1995 and 1994

                                     ASSETS
                                     ------

                                                                    1995         1994
                                                                 -----------  -----------
CURRENT ASSETS:
  Cash                                                            $   53,662   $  426,312
  Accounts receivable - trade                                      5,292,779    3,434,704
  Other accounts receivable                                            4,810       10,411
  Note receivable - employee, current portion (Note 2)                 9,440        1,810
  Note receivable - related parties, current portion (Note 2)        237,114      148,050
  Prepaid expenses                                                    49,616       27,284
  Investments                                                          4,925           --
                                                                  ----------   ----------

       Total current assets                                        5,652,346    4,048,571
                                                                  ----------   ----------

PROPERTY AND EQUIPMENT (NOTE 1):
  Office furniture and equipment                                     438,607      346,395
  Leasehold improvements                                             131,325      114,435
  Vehicles                                                            23,912      215,330
                                                                  ----------   ----------
                                                                     593,844      676,160

  Less accumulated depreciation and amortization                     329,890      321,003
                                                                  ----------   ----------

                                                                     263,954      355,157
                                                                  ----------   ----------

OTHER ASSETS:
  Refundable deposits                                                  9,666       50,396
  Note receivable - employee, long-term portion (Note 2)               8,829        7,412
  Note receivable - related parties, long-term portion (Note 2)      216,000      216,000
  Deferred loan fee, less amortization of $3,333 in 1995 and
       $5,312 in 1994                                                  1,667        2,188
  Organizational costs, less accumulated amortization of
       $13,121 in 1995 and $9,841 in 1994 (Note 1)                     3,280        6,560
  Client lists, less amortization of $14,625 in 1995 and
       $8,125 in 1994 (Note 1)                                         4,875       11,375
                                                                  ----------   ----------
                                                                     244,317      293,931
                                                                  ----------   ----------

                                                                  $6,160,617   $4,697,659
                                                                  ==========   ==========

See accompanying notes to financial statements.

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

                                                        1995         1994
                                                     -----------  -----------
CURRENT LIABILITIES:
  Bank overdraft                                      $  496,879   $  148,474
  Accounts payable                                        49,058       42,572
  Notes payable (Note 4)                                  38,183       59,823
  Note payable - bank (Note 3)                         1,220,000    1,200,000
  Note payable - shareholder; due on demand at 9.5%      100,000           --
  Current portion of long-term debt                        6,657       62,978
  Accrued expenses:
       Wages, vacation, and holiday                      756,096      817,041
       Payroll taxes and withholdings                    182,469      170,283
       Gross receipts tax                                 78,141       64,565
       Self insurance claims (Note 1)                    140,000      120,000
       Interest                                            9,483       10,999
       Pension plan contributions (Note 8)               720,000      285,287
                                                      ----------   ----------

  Total current liabilities                            3,796,966    2,982,022
                                                      ----------   ----------

LONG-TERM DEBT (NOTE 5):                                      --       73,185
                                                      ----------   ----------

SHAREHOLDERS' EQUITY:

  Common stock (Note 7)                                   19,560       19,560
  Additional paid-in capital                             415,631      387,863
  Retained earnings                                    1,928,460    1,235,029
                                                      ----------   ----------

                                                       2,363,651    1,642,452
                                                      ----------   ----------

                                                      $6,160,617   $4,697,659
                                                      ==========   ==========

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                          COMBINED STATEMENT OF INCOME

              For the Years Ended December 31, 1995, 1994 and 1993

                                           1995           1994           1993
                                       -------------  -------------  -------------
REVENUE (Note 1)                        $52,011,107    $38,559,163    $25,016,730

COST OF REVENUE                          47,830,459     35,601,360     23,313,171
                                        -----------    -----------    -----------

GROSS PROFIT                              4,180,648      2,957,803      1,703,559

GENERAL AND ADMINISTRATIVE EXPENSES       2,991,540      2,289,461      1,487,757
                                        -----------    -----------    -----------

INCOME FROM OPERATIONS                    1,189,108        668,342        215,802
                                        -----------    -----------    -----------

OTHER INCOME (EXPENSE):
  Interest expense                         (175,338)      (167,780)      (133,311)
  Interest income                            37,044         24,993         23,540
  Gain on sale of fixed assets                5,385             --             --
                                        -----------    -----------    -----------

                                           (132,909)      (142,787)      (109,771)
                                        -----------    -----------    -----------


NET INCOME                              $ 1,056,199    $   525,555    $   106,031
                                        ===========    ===========    ===========

See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

             COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 1995, 1994 and 1993

                                               Additional
                                      Common     Paid-in      Retained
                                      Stock      Capital      Earnings       Total
                                     --------  -----------  ------------  ------------
BALANCE, DECEMBER 31, 1992            $19,559    $240,264    $  662,843    $  922,666

CONTRIBUTION TO CAPITAL (NOTE 7)           --      85,000            --        85,000

DISTRIBUTION TO SHAREHOLDER                --          --        (7,500)       (7,500)

NET INCOME - 1993                          --          --       106,031       106,031
                                      -------    --------    ----------    ----------

BALANCE, DECEMBER 31, 1993             19,559     325,264       761,374     1,106,197

ISSUANCE OF 100 SHARES OF
  COMMON STOCK (NOTE 7)                     1          --            --             1

CONTRIBUTIONS TO CAPITAL (NOTE 7)          --      62,599            --        62,599

DISTRIBUTIONS TO SHAREHOLDERS              --          --       (51,900)      (51,900)

NET INCOME - 1994                          --          --       525,555       525,555
                                      -------    --------    ----------    ----------

BALANCE, DECEMBER 31, 1994             19,560     387,863     1,235,029     1,642,452

REDEMPTION OF STOCK AND CAPITAL
  (NOTE 7)                                 --     (25,000)           --       (25,000)

CONTRIBUTIONS TO CAPITAL (NOTE 7)          --      52,768            --        52,768

DISTRIBUTIONS TO SHAREHOLDERS              --          --      (362,768)     (362,768)

NET INCOME - 1995                                             1,056,199     1,056,199
                                                             ----------    ----------

BALANCE, DECEMBER 31, 1995            $19,560    $415,631    $1,928,460    $2,363,651
                                      =======    ========    ==========    ==========

See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                        COMBINED STATEMENT OF CASH FLOWS

             For the Years Ended December 31, 1995, 1994, and 1993

                                                             1995           1994           1993
                                                         -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                           $ 50,152,358   $ 37,544,620   $ 25,179,069
  Cash paid to suppliers and employees                    (50,220,197)   (36,842,673)   (24,664,840)
  Interest paid                                              (176,854)       (98,437)      (137,683)
  Interest received                                               674          3,544             51
                                                         ------------   ------------   ------------

NET CASH (USED IN) PROVIDED FROM OPERATING
  ACTIVITIES                                                 (244,019)       607,054        376,597
                                                         ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                       (109,101)      (321,652)       (55,553)
  Net receipts (advances) on related party loans               17,765        (17,845)      (115,820)
  Net receipts (advances) on employee loans                     2,953         (9,222)            --
  Purchase of investment stock                                 (4,925)            --             --
  Business list purchase                                           --             --        (19,500)
                                                         ------------   ------------   ------------

NET CASH USED IN INVESTING ACTIVITIES                         (93,308)      (348,719)      (190,873)
                                                         ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft                                              348,405        148,474             --
  Borrowings under line of credit agreements               32,330,000      8,433,040      6,500,000
  Payments under line of credit agreements                (32,310,000)    (8,474,700)    (6,669,856)
  Principal payments on notes payable - other                 (21,640)      (117,649)       (69,251)
  Proceeds from stock issuance or capital contributions        27,768         62,600         85,000
  Distributions to shareholders                              (362,768)       (51,900)        (7,500)
  Proceeds from long-term debt                                     --        190,285             --
  Proceeds from sale of fixed assets                           87,418             --             --
  Payments on long-term debt                                 (129,506)       (54,122)            --
  Payment of deferred loan fee                                 (5,000)        (7,500)            --
                                                         ------------   ------------   ------------

NET CASH (USED IN) PROVIDED FROM FINANCING
  ACTIVITIES                                                  (35,323)       128,528       (161,607)
                                                         ------------   ------------   ------------

NET (DECREASE) INCREASE IN CASH                              (372,650)       386,863         24,117

CASH AT BEGINNING OF YEAR                                     426,312         39,449         15,332
                                                         ------------   ------------   ------------

CASH AT END OF YEAR                                      $     53,662   $    426,312   $     39,449
                                                         ============   ============   ============

See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

             For the Years Ended December 31, 1995, 1994, and 1995

                                                         1995          1994         1993
                                                     ------------  ------------  ----------
RECONCILIATION OF NET INCOME TO NET CASH
  (USED BY) PROVIDED FROM OPERATING
  ACTIVITIES:

NET INCOME                                           $ 1,056,199   $   525,555    $106,031
                                                     -----------   -----------    --------

ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH (USED BY) PROVIDED FROM
  OPERATING ACTIVITIES:
       Depreciation and amortization                     114,743       133,454      57,819
       (Gain) Loss on abandonment and sale of fixed
          assets                                          (5,385)        2,067          --
       Increase in accounts receivable                (1,858,075)   (1,010,999)    162,339
       Decrease in other receivables                       5,601         6,883       7,220
       Decrease (Increase) in prepaid expenses and
          deposits                                        18,398       (19,887)         72
       (Decrease) Increase in accounts payable            (3,014)       23,764      (5,801)
       Increase in accrued expenses                      427,514       946,217      48,917
                                                        --------   -----------    --------

       Total adjustments                              (1,300,218)       81,499     270,566
                                                     -----------   -----------    --------

NET CASH (USED BY) PROVIDED FROM
  OPERATING ACTIVITIES                               $  (244,019)  $   607,054    $376,597
                                                     ===========   ===========    ========

See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 1995 and 1994



(1)  SIGNIFICANT ACCOUNTING POLICIES:

     Business organization
     ---------------------

        RRA, Inc. (RRA) was incorporated in 1964 under the laws of the State of New York. Datatech Technical Services, Inc. (DTS) was incorporated in 1991 under the laws of the State of Arizona and commenced operations in 1992. Effective January 1, 1992, certain customer accounts and property and equipment of RRA were transferred to DTS in exchange for a down payment of $25,000 and a note for $150,000. The terms of the note call for 10 equal annual payments to RRA from DTS of $22,354, which includes principal and interest at 8%. The note receivable and note payable have been eliminated in combination. DTS charged RRA $225,350 in 1994 and $150,000 in 1993 for a management fee. Any income or expense related to these transactions have been eliminated in combination. The Companies remain under common management and control. Ray Rashkin owns 100% of RRA. Stanley Rashkin owns 100% of DTS.

        Project Staffing support Team, Inc. (PSST) was incorporated under the laws of the State of Arizona and commenced operations in 1994. At inception, PSST was owned in equal shares by Ray Rashkin and Stanley Rashkin. PSST had no revenue in 1994, and absorbed $41,327 in costs.

        In 1995, RRA charged PSST $208,607 for a management fee. Ray Rashkin redeemed his shares during the year, leaving Stanley Rashkin as the sole shareholder of PSST (see note 7).

     Principles of combination
     -------------------------
        These combined financial statements include the accounts of RRA, DTS, and PSST. All significant intercompany transactions and balances have been eliminated in combination.

     Nature of business
     ------------------

        The Companies provide highly trained individuals primarily to large corporate customers that contract with various governmental entities throughout the United States. The employees are provided on a temporary or semi-permanent basis. The individuals are employees of the Companies. The Companies maintain offices in Arizona, New York, Connecticut, New Mexico, Missouri, Washington, South Carolina, and California.

        The companies have two major contracts that are renewable. One of the contracts started early in 1994. Management is confident these contracts will continue. The largest of the two renewed for five years, and the other contract was extended for the second option year to January 1997.

     Use of Estimates
     ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

     Property and equipment
     ----------------------

        Property and equipment are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the lease term or the estimated useful lives of the assets. Depreciation expense was $99,442, $118,362 and $52,914 in 1995 1994, and 1993 respectively.

     Organizational costs, client lists and deferred loan fees
     ---------------------------------------------------------

        Organizational costs for DTS are being amortized on a straight-line basis over five years. Client lists purchased for $19,500 are being amortized over three years. Deferred loan fees are being amortized over the term of the revolving line of credit agreement.

     Concentration of risks
     ----------------------

        Periodically during the year, the Companies maintain cash in financial institutions in excess of the amounts insured by the Federal government.

     Income taxes
     ------------

        The Companies have elected under applicable sections of the Internal Revenue Code to be treated as "S" Corporations for income tax purposes. Therefore, any income, loss and tax credits are reportable by the shareholders on their individual income tax returns. In 1995, the owners drew approximately $335,000 to pay estimated taxes on the earnings from these entities, with an additional $70,000 drawn in January 1996. Certain states in which the Companies do business do not recognize the "S" Corporation status or they impose minimum taxes. State income taxes are more of a license cost. They are included in administrative expenses in the accompanying combined statement of income. DTS reports to the Internal Revenue Service using the cash basis of accounting.

     Employee benefit plan
     ---------------------

        The Companies maintain 401(k) plans and Section 125 cafeteria plans for the benefit of their employees. Employees elect to withhold specified amounts from their wages to contribute to the plans. The Companies have a fiduciary responsibility with respect to the plans.

     Estimated health self-insurance claims
     --------------------------------------

        The Companies maintain a self-insurance plan for those employees who elect to participate. Under this plan, the Company is responsible for paying claims up to $40,000 annually per individual. The financial statements include an estimate for claims to be paid under this policy. See the accompanying supplementary schedule of Combined Cost of Revenue for the cost of healthcare benefits.

        There are provisions for reinsurance in the plan. Amounts for claims greater than $40,000 annually per individual are fully insured.

     Revenue
     -------

        Revenues are earned based upon negotiated contracts with large corporate customers. The negotiated wages are charged to the customers based on an employee's salary or the hours worked and the labor category that the employee holds. Revenue is recognized when earned, and billings are submitted weekly to encompass the proceeding week's income producing employee payroll.

(2)    NOTES RECEIVABLE:

       Notes receivable - related parties consists of the following:

                                                                       1995       1994
                                                                     ---------  ---------
       Note receivable - shareholder, is an informal, unsecured
       agreement due on demand with interest at 8%                    $  6,830   $ 57,604

       Note receivable - shareholder, is an informal, unsecured
       agreement due on demand with interest at 8%                     213,737     81,705

       Accrued interest on the above                                    16,547      8,741
                                                                      --------   --------
       Total shown as a current asset                                 $237,114   $148,050
                                                                      ========   ========

       Note receivable - shareholder, is an unsecured note
       which requires monthly interest only payments at prime
       plus 1.5% through 2005 when all principal and interest
       is due; 1995 and 1994 include $16,000 in accrued
       interest receivable                                            $216,000   $216,000
                                                                      ========   ========

       Note receivable - employee consists of the following:

                                                                        1995       1994
                                                                      --------   --------
       Promissory note from one employee; payable weekly
       with interest at 8%; note matures in July 1999; Upon
       termination, the note is immediately due and payable.          $  7,374   $  9,222

       Promissory note from one employee; payable weekly
       with interest at 9.5%; note matures in June 2000; secured
       by automobile.                                                   10,895         --
                                                                      --------   --------
       Less current portion                                             18,269      9,222
                                                                         9,440      1,810
                                                                      --------   --------
                                                                      $  8,829   $  7,412
                                                                      ========   ========

(3)    NOTE PAYABLE - BANK:

          Note payable - bank, consists of a revolving line of credit agreement which provides for borrowings up to the lesser of $4,000,000 or 80% of acceptable receivables as defined, payable in full May 1, 1996 with interest at prime plus .5%. The interest rate as of December 31, 1995 was 8.75%. The note is collateralized by accounts receivable, property and fixtures, and inventory, and is personally guaranteed by the shareholders. The line of credit agreement contains certain restrictive covenants regarding the financial position of the Companies. The Companies were in compliance with respect to the restrictive covenants as of December 31, 1995 and 1994.

(4)    NOTES PAYABLE - OTHER:

       Notes payable - other consists of the following:

                                                                        1995       1994
                                                                      --------   --------
       Unsecured note payable to an individual, due on demand
       with interest payable monthly at prime plus 1.5%.              $     --   $  3,346

       Unsecured note payable to an individual, due on demand
       with interest payable monthly at prime plus 1.5%.                    --     56,477
                                                                      --------   --------
                                                                      $     --   $ 59,823
                                                                      ========   ========

          A new agreement was entered at the end of 1995 with the party of the first note mentioned above. The note is due on demand with interest payable monthly at 11%. The balance on December 31, 1995 was $38,183.

(5)    LONG-TERM DEBT:

                                                                        1995       1994
                                                                      --------   --------
       6.75% notes payable to Toyota Motor Credit Corp;
       aggregate monthly payments of $5,854, including
       interest; original amount of $190,285 beginning in
       January 1994; matures in January 1997; secured by
       vehicles.                                                      $  6,657   $136,163

       Less current portion                                              6,657     62,978
                                                                      --------   --------

                                                                      $     --   $ 73,185
                                                                      ========   ========

          Eleven 1994 Toyota trucks were purchased in 1994 and were leased individually to a large customer for $550 per month. In 1995, ten of the vehicles were sold and the notes were paid off. The remaining note was paid off in January 1996.

(6)    COMMITMENTS:

          As of December 31, 1995, the Companies have the following commitments for operating facilities, which are accounted for as operating leases:

                                                                                        Approximate
                                                                  Expiration            base monthly
                                                                   of lease                 rent
                                                        ----------------------     -----------------
       Plainview, New York                                      Month-to-month         $       1,000
       Tempe, Arizona                                           January, 2000                  4,380
       Albuquerque, New Mexico                                  October, 1996                  1,185
       Stamford, Connecticut                                    Month-to-month                   145
       Greenville, S. Carolina                                  June, 1996                       419
       Kennewick, Washington                                    October, 1996                    705
       St. Louis, Missouri                                      December, 1996                   554
       Carlsbad, New Mexico                                     December, 1996                   450


          The Companies are responsible for property taxes, insurance and maintenance on certain leases.

          The Companies currently lease their office facilities in Tempe, Arizona from one of the shareholders. The lease contains a five-year renewal option. The rent on this office totalled $54,932 in 1995, $47,938 in 1994 and $42,864 in 1993.

          The following is a schedule by years of approximate future minimum rental payments on operating leases. The leases in New York, Connecticut, and Arizona are included through 2000:


                       Year ended
                      December 31,
                      ------------

                          1996                $ 99,762
                          1997                  66,300
                          1998                  66,300
                          1999                  66,300
                          2000                  66,300
                                              --------
                                              $364,962
                                              ========

          Total rent expense was $98,822 for the year ended December 31, 1995, $94,653 for 1994 and $89,059 for 1993.

(7)    COMMON STOCK AND CONTRIBUTIONS TO CAPITAL:

       Common stock consists of the following:

                                                                        1995       1994
                                                                      --------   --------
       Common stock, RRA, no par;
          authorized 200 shares;
          issued and outstanding 100 shares                           $19,558    $19,588

       Common stock, DTS, $.01 par;
          authorized 100 shares;
          issued and outstanding 100 shares                                 1          1

       Common stock, PSST, $.01 par;
          authorized 100 shares;
          issued and outstanding 100 shares (see below)                     1          1
                                                                      -------    -------
                                                                      $19,560    $19,560
                                                                      =======    =======

          A contribution to capital for $85,000 was made for the year ended December 31, 1993 as part of "S" Corporation tax planning.

          Contributions to capital for the year ended December 31, 1994 were used in part as equity for the new corporation (PSST) and totaled $49,999. An additional $12,600 was contributed to capital at the owner's discretion.

          In July 1995, PSST redeemed Ray Rashkin's fifty shares upon his resignation as president of the corporation. The shares were retired by the corporation at fifty-percent of the net equity of the corporation as of June 30, 1995.

          This transaction had the effect of lowering the issued and outstanding shares to fifty. Paid in capital of PSST was reduced by $25,000. Ray Rashkin used the proceeds from the redemption as additional paid in capital of RRA, Inc.

(8)    MONEY PURCHASE PENSION PLAN:

          On June 1, 1993, the Company adopted a pension plan that contributes 10% to covered employees. This covered initially the Phoenix based administrative group. In December, 1993, the plan was amended to include employees at Lawrence Livermore National Laboratory effective January 1, 1994. In 1995, the administrative group was removed from the plan on January 1, and employees at Los Alamos were included as of May 1. The accrual as of December 31, 1995 and 1994 was $720,000 and $285,287, respectively. Expense for 1995, 1994 and 1993 was $911,339, $269,913, and
       $9,089, respectively.

(9)    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

          For purposes of the Statement of Cash Flows, management considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       Bank overdrafts are included as a financing activity because of their direct relation to line of credit funding.

          Cash paid during the years ended December 31, 1995 and 1994 was as follows:

                                                                1995       1994       1993
                                                               --------   --------  --------
       Interest                                                $176,854   $ 98,437  $137,683
                                                               ========   ========  ========

       Noncash investing and financing activities
       ------------------------------------------

          During 1994, the Washington and Texas offices were closed. Assets with a book value of $2,067 were written off.

          A financing arrangement for the purchase of trucks was entered in 1994. Assets were capitalized and loans were obtained totalling $190,285 in connection with this transaction.

          Common stock and paid in capital for PSST were made in 1994 through adjustments to retained earnings and notes receivable from related parties. In relation to this, the redemption of stock in 1995 for $25,000 was an adjustment to paid in capital and notes receivable (see note 7).

          In 1995, a truck owned by the company was purchased by an employee for a note for $12,000. A truck was purchased by a shareholder as a note receivable for $6829.

(10)   LITIGATION, CLAIMS, AND ASSESSMENTS:

          DTS complied with a client request to place a former client employee on the DTS payroll for the purpose of providing payrolling services. The individual was involved in an accident during his employment which resulted in the death of the individual, reported injuries to another individual, and damage to the client's property. A claim has been made against DTS on the theory that the company is vicariously liable for the individual's alleged negligence in the accident.

          The injured individual has filed a personal injury lawsuit against DTS and the client. A recent settlement demand was made for $1.2 million. In addition, the client has informally requested that DTS settle with it for the property damage that they approximate to be $1.58 million.

          DTS will vigorously defend the current lawsuit and any other legal action that is taken against it in relation to this occurrence.

          Due to the facts described above, the amount of possible loss to DTS cannot be reasonably estimated, although it is possible that a loss may occur as a result of this legal action. Any potential loss has not been recorded on the accompanying financial statements.

                 RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                            COMBINED COST OF REVENUE

             For the Years Ended December 31, 1995, 1994, and 1993

                                        1995          1994          1993
                                    ------------  ------------  ------------
Salaries                             $38,288,202   $28,451,365   $18,864,072

Payroll Taxes                          3,335,931     2,493,840     1,642,875

Per Diem                               1,524,415       714,387       878,097

Healthcare Benefits                    1,173,836       986,378       348,047

Other                                     57,894       199,329       197,129

Subcontractors                                --        19,975         2,275

Vacation and Holiday Pay               2,276,145     2,231,270     1,216,704

Workman's Compensation Insurance         262,697       234,903       154,883

Pension Plan                             911,339       269,913         9,089
                                     -----------   -----------   -----------

                                     $47,830,459   $35,601,360   $23,313,171
                                     ===========   ===========   ===========

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                    AND PROJECT STAFFING SUPPORT TEAM, INC.

                  COMBINED GENERAL AND ADMINISTRATIVE EXPENSES

             For the Years Ended December 31, 1995, 1994, and 1993

                                    1995         1994         1993
                                 -----------  -----------  -----------
Salaries:
Officers                          $  462,217   $  326,333   $  179,148
Office                               897,526      619,640      468,159

Payroll Taxes                         97,141       72,113       54,095

Accounting                            23,221       10,850       26,991

Advertising                           85,984       37,844       19,738

Business Developments                 66,241        5,587        6,608

Commissions                           85,279       42,150       27,763

Depreciation and Amortization        114,743      133,454       57,819

Insurance                            129,973      105,860       65,248

Legal Fees                            82,644       89,082       45,291

Licenses and Fees                     12,873        3,150        5,182

Miscellaneous                         59,997      124,164       57,037

Office Expense                       165,433      117,798       73,279

Outside Services                     159,348      147,220       81,054

Property Taxes                        11,221        2,430        1,855

Rent                                 104,968       96,010       89,059

Repairs and Maintenance               25,242        9,821        9,321

Telephone                            104,230       90,802       82,997

Travel and Subsistence               287,473      237,242      124,032

Utilities                             15,786       15,844       13,081
                                  ----------   ----------   ----------

                                  $2,991,540   $2,287,394   $1,487,757
                                  ==========   ==========   ==========

Item 7(b) Pro Forma Financial  Information
           -------------------------------

The following unaudited pro forma condensed consolidated balance sheet at March 31, 1996 presents the financial position of the company at March 31, 1996 as if the acquisition of RRA Inc. and affiliates had been consummated as of March 31, 1996. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31 ,1995 and for the three months ended March 31 ,1996 presents the company's results of operations as if the acquisitions of COMFORCE Global, Williams, and RRA Inc. and affiliates had been consummated as of January 1, 1995.

                              COMFORCE CORPORATION
                             PRO FORMA BALANCE SHEET
                                  MARCH 31,1996

                                                                                  Pro Forma       Pro Forma
                                                          Historical   RRA INC   Adjustments     Consolidated
                                                          ----------   -------   -----------     ------------
Current Assets:
Cash and equivalents                                              225       320        (320) (A)           225
Receivables, including $330 of unbilled revenue                 2,130     4,473      (4,473) (A)         2,130
Other                                                              54       279        (279) (A)            54
Receivables from ARTRA GROUP incorporated                         734         -           -                734
Prepaid expenses                                                    -        69           -  (A)            69
                                                              -------    ------      ------             ------
                                                                3,143     5,141      (5,072)             3,212
                                                              -------    ------      ------             ------

Property, plant and equipment, net                                 88       256           -  (A)           344
                                                              -------    ------      ------             ------
Other assets:
Goodwill, net                                                   6,817         -       4,634  (A)        11,451
Other                                                             170       228        (228) (A)           170
                                                              -------    ------      ------             ------
                                                                6,987       228       4,406             11,621
                                                              -------    ------      ------             ------

                                                               10,218     5,625        (666)            15,177
                                                              =======    ======      ======             ======

Current Liabilities:
Notes payable                                                     500       100        (100) (A)           500
Revolving credit line due bank                                  1,900       500        (500) (A)         1,900
Accounts payable                                                  188         -           -  (A)           188
Accrued expenses                                                  781     2,449      (2,449) (A)           781
Income taxes                                                       66         -           -                 66
Liabilities to be assumed by ARTRA GROUP Incorporated
 and net of liabilities of discontinued operations              2,964         -           -              2,964
                                                              -------    ------      ------             ------
                                                                6,399     3,049      (3,049)             6,399
                                                              -------    ------      ------             ------
Obligations expected to be settled by the issuance of
stock                                                             550         -           -                550
                                                              -------    ------      ------             ------

Long term note payable                                              -        58         (58) (A)             -
                                                              -------    ------      ------             ------
Shareholders' Equity:
Series E preferred stock                                            -         -           1  (B)             1
Common stock                                                       93        20         (20) (A)            93
Additional paid-in capital                                      3,076       416       4,542  (A)(B)      8,034
Retained earnings                                                 100     2,082      (2,082) (A)           100
                                                              -------    ------      ------             ------
                                                                3,269     2,518       2,441              8,228
                                                              -------    ------      ------             ------

                                                               10,218     5,625        (666)            15,177
                                                              =======    ======      ======             ======

Pro Forma adjustments to the unaudited condensed consolidated balance sheet consist of:

(A) Record acquisition of RRA Inc. and affilites and related entries and eliminate RRA Inc. assets and liabilities not purchased or assumed. Assets assumed in this transaction were prepaids and property, plant and equipment. No liabilities were assumed by COMFORCE.
(B) Record issurance of Series E preferred shares which proceeds were used to acquire RRA Inc.

                              COMFORCE CORPORATION
                        Pro Forma Statement of Operations
                    For the Three Months Ended March 31, 1996
                 (Unaudited in thousands, except per share data)

                                                                                                           Pro Forma
                                                         Historical (A)   Williams (B)     RRA Inc. (B)   Adjustments     Pro Forma
                                                              --------         ------          ------       ------           ------
Revenues                                                     $   3,265        $   654         $15,137                       $19,056
                                                              --------         ------          ------                        ------

Operating costs and expenses:
Cost of revenues                                                 2,452            281          14,060                        16,793
Other operating costs and expenses                                 645             38             786         $111(C)         1,580
                                                              --------         ------          ------       ------           ------
                                                                 3,097            319          14,846          111           18,373
                                                              --------         ------          ------       ------           ------

Operating earnings (loss)                                          168            335             291         (111)             683
                                                              --------         ------          ------       ------           ------

Other income net                                                     3                                                            3
Interest and other non-operating expenses                           (1)                           (22)         (30)(D)          (53)

                                                              --------         ------          ------       ------           ------
                                                                    2                             (22)         (30)             (50)

                                                              --------         ------          ------       ------           ------

Earnings (loss) from operations before income taxes                170            335             269         (141)             633
(Provision) credit for income taxes                                (70)          (265)           (107)          56             (386)

                                                              --------         ------          ------       ------           ------

Income (loss) from operations                                   $  100         $   70          $  162       $  (85)          $  247
                                                              ========         ======          ======       ======           ======

Income per share from continuing operations                     $  .01                                                       $  .02
                                                              ========                                                       ======


Weighted average shares of common stock and
  common stock equivalents outstanding (E)                      10,884                                                       11,771
                                                              ========                                                       ======

Pro Forma adjustments to the unaudited consolidated statement of operations consist of:

(A)      Historical  data for the three  months ended  March  31, 1996  includes
         COMFORCE Global's operations since January 1, 1996 and Williams operations since its acquisition on March 3, 1996 through March 31,1996.

(B) The pro forma data presented for William's operations is for the period prior to its acquisition on March 3, 1996 or January 1, 1996 through March 2, 1996. The period presented for RRA
         Inc. and  affiliates is January 1, 1996  through  March 31, 1996.

(C) Amortization of goodwill arising out of the Global, Williams and RRA Inc. acquisitions. The table below reflects the amounts and where amortization of goodwill has been recorded.


                    Historical COMFORCE                $ 69,000
                    Historical COMFORCE Global              ---
                    Williams                                ---
                    RRA Inc.                                ---
                    Proforma Adjustments                111,000
                                                       --------
                    Adjusted Pro forma                 $180,000
                                                       ========


(D) To record interest expenses incurred for the purchase of Williams for the three months ending March 31,1995 and record interest expense incurred for the purchase of Williams for the two months from January 1, 1996 to February 29, 1996. Assuming $1,900,000 balance was outstanding the entire time at the interest rate in effect of 8.5%.

(E) Pro forma weighted average shares outstanding and common stock equivalents includes shares of the Company's common stock issued in the private placement of Series E Preferred Stock issued to fund the RRA acqusition.

                              COMFORCE CORPORATION
                        Pro Forma Statement of Operations
                      For the Year Ended December 31, 1995
                 (Unaudited in thousands, except per share data)



                                                             COMFORCE                                      Pro Forma
                                           Historical (A)    Global (B)   Williams (B)     RRA Inc. (B)    Adjustments    Pro Forma
                                           ----------        ----------   ------------     ------------    -----------    ---------
Revenues                                   $    2,387        $    9,568   $      4,178     $     52,011                   $  68,144
                                           ----------        ----------   ------------     ------------    -----------    ---------

Operating costs and expenses:
Cost of revenues                                1,818             7,178          3,022           47,830                      59,848
Stock compensation (C)                          3,425                                                                         3,425
Spectrum corporate management fees (F)                            1,140                                                       1,140
Other operating costs and expenses                823             1,397            450            2,992    $       531(D)     6,193
                                           ----------        ----------   ------------     ------------    -----------    ---------
                                                6,066             9,715          3,472           50,822            531       70,606
                                           ----------        ----------   ------------     ------------    -----------    ---------

Operating earnings (loss)                      (3,679)             (147)           706            1,189           (531)      (2,462)

                                           ----------        ----------   ------------     ------------    -----------    ---------




Interest and other non-operating expenses        (618)                7                            (133)           248(E)      (496)

                                           ----------        ----------   ------------     ------------    -----------    ---------
                                                 (618)                7            ---             (133)           248         (496)

                                           ----------        ----------   ------------     ------------    -----------    ---------

Earnings (loss) from operations before
  income taxes                                 (4,297)            (140)            706            1,056           (283)      (2,958)

(Provision) credit for income taxes               (35)               21           (354)            (422)           113         (677)

                                           ----------        ----------   ------------     ------------    -----------    ---------
Income (loss) from operations              $   (4,332)       $     (119)  $        352     $        634    $      (170)     $(3,635)

                                           ==========        ==========   ============     ============    ===========      =======


Income (loss) per share from continuing
  operations                               $   (0.95)                                                                       $ (0.39)

                                           =========                                                                         ======


Weighted average shares of common
  stock and common stock
  equivalents outstanding (G)                  4,596                                                                          9,309
                                           =========                                                                         ======


Pro Forma adjustments to the unaudited consolidated statement of operations consist of:

(A) Historical data for the year ended December 31, 1995 includes COMFORCE Global's operations since its acquisition on October 17, 1995 through December 31, 1995 and corporate overhead costs for the entire year ended December 31, 1995.

(B) The pro forma data presented for COMFORCE Global's operations is for the periods prior to its acquisition on October 17, 1995 or January 1, 1995 through October 16, 1995. The period presented for Williams is January 1, 1995 through December 31, 1995. The period presented for RRA Inc. and affiliates is January 1, 1995 through December 31, 1995.

(C) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company to certain individuals to manage the company's entry into and development of the telecommunications and computer technical staffing services business.


(D) Amortization of goodwill arising out of the Global, Williams and RRA Inc. acquisitions. The table below reflects where amortization of goodwill has been recorded.

                                                  December 1995
                                                   -----------
              Historical Comforce Corp.             $   51,000
              Historical Global`                       142,000
              Williams                                     ---
              RRA Inc.                                     ---
              Proforma Adjustments                     531,000
                                                   -----------
              Adjusted proforma per
                financial statements                $  724,000
                                                   ===========


(E) Reverse interest expense on notes and other liabilities assumed by ARTRA totaling $410,000 net of interest expense incurred for the purchase of Williams for the pro forma year ended December 31, 1995. Interest expense for December 31, 1995 represents interest on the line of credit assuming all $1,900,000 was outstanding for the year at the interest rate in effect of 8.5%. The interest expense reversed in 1995 was for interest on notes directly related to Lori Corporation activities and were incurred in 1995.

(F) Corporate management fees from COMFORCE Global's former parent, Spectrum Information Technologies, Inc. The amount of these management fees may not be representative of costs incurred by COMFORCE Global on a stand alone basis.

(G) Pro forma weighted average shares outstanding and common stock equivalents includes shares of the Company's common stock issued in the private placement that funded the COMFORCE Global transaction and the private placement of Series E Preferred Stock issued to certain individuals to manage the Company's entry into and development of the telecommunications and computer technical staffing services business, as if they had been issued on January 1, 1995.

                                    SIGNATURE
                                    ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.



                              COMFORCE Corporation
                              --------------------
                              (Registrant)


                              By /s/ Andrew C. Reiben
                                 ---------------------------------------------
                                     Andrew C. Reiben, Director of Finance
                                                       Chief Accounting Officer

Dated: February 3, 1997